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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Annual Report (Form 10-K) of International Dairy Queen, Inc. of our report dated January 11, 1994, included in the 1993 Annual Report to Shareholders of International Dairy Queen, Inc.

  Our audit also included the financial statement schedule of International Dairy Queen, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-40784) pertaining to the International Dairy Queen, Inc. Restated 1982 Incentive Stock Option Plan of our report dated January 11, 1994, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of International Dairy Queen, Inc.

                                             ERNST & YOUNG
Minneapolis, Minnesota
February 21, 1994

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